EXHIBIT 99.1

5673 Airport Road Roanoke, VA 24012 Phone (540) 362-4911 Fax (540) 561-1448

CONTACT: Sheila Stuewe
Sstuewe@AdvanceAutoParts.com
Advance Auto Parts
(540) 561-3281

ADVANCE AUTO PARTS REPORTS FREEMAN SPOGLI & CO. COMPLETES SALE
OF 1.5 MILLION SHARES THROUGH RULE 144

Roanoke, Virginia, August 20, 2003 – Advance Auto Parts, Inc. (NYSE: AAP) announced today that FS Equity Partners IV, L.P., an investment fund controlled by Freeman Spogli & Co. LLC, has sold 1,500,000 shares of Advance Auto Parts common stock in a transaction pursuant to SEC Rule 144 completed after the close of business on August 19, 2003. Freeman Spogli continues to own approximately 4.6 million shares of Advance Auto Parts common stock, representing approximately 12.5% of Advance Auto Parts’ outstanding common stock.

Advance Auto Parts, based in Roanoke, VA, is the second largest retailer of automotive parts in the United States. At July 12, 2003, the Company had 2,482 stores in 37 states, Puerto Rico and the Virgin Islands. Advance Auto Parts serves both the do-it-yourself and professional installer markets.

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, Advance Auto Parts’ expected growth, store development and expansion strategy, business strategies, future revenues and future performance, including future free cash flow and earnings per share. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Advance Auto Parts’ products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in Advance Auto Parts’ filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. Advance Auto Parts intends these forward looking statements only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

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